EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Kingstone Companies, Inc. on Form S3 (No. 333-134102) and Form S8 (No. 333-104060 and No. 333-132898) of our report dated March 30, 2012, on our audits of the consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011, to be filed on or about March 30, 2012.

/s/ EisnerAmper LLP

Edison, New Jersey
March 30, 2012